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                          Exhibit 1. Power of Attorney

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS THAT:

         The undersigned does hereby constitute and appoint M. Williams Goodwyn, Jr. and James W. Childs, Jr., or either of them, as my attorney-in-fact (the "Attorney") for the purpose and with the powers hereinafter stated:

         To prepare or cause to be prepared, execute and file a Schedule 13D (including all amendments thereto) with the Securities and Exchange Commission, Washington, D.C., and to prepare or cause to be prepared, execute and file such supporting, supplemental or additional schedules, statements, documents, papers, instruments, agreements and exhibits as my Attorney shall deem necessary or incidental to effecting such filing or as my Attorney shall deem appropriate or desirable in connection with effecting such filing.

         To prepare or cause to be prepared, execute and file all other schedules and statements (including all amendments thereto) with the Securities and Exchange Commission, Washington, D.C., as my Attorney shall deem necessary, appropriate or desirable, and to prepare or cause to be prepared, execute and file such supporting supplemental or additional schedules, statements, documents, papers, instruments, agreements, and exhibits as my Attorney shall deem necessary or incidental to such filing or as my Attorney shall deem appropriate or desirable in connection with effecting such filing.

         To prepare or cause to be prepared, execute and file with the appropriate regulatory authority or entity, including, without limitation, any Securities Commission of any state, such additional schedules, statements, agreements, documents, instruments or papers (including all amendments and supplements thereto) as my Attorney shall deem necessary or as my Attorney shall deem appropriate or desirable in connection with effecting any of the foregoing.

         The undersigned hereby directs that no person who may have any dealing with my Attorney shall be under any duty to notice, or to inquire into, the actual power or authority of my Attorney to do anything which my Attorney may undertake to do in an effort to exercise any power herein conferred; nor shall any such person be under any duty to see to, or make inquiry about, the proper discharge by my Attorney of the power herein conferred.




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         IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 22 day of February, 1999.

                                                    DAVID A. TWIFORD IRT

                                            /S/ DAVID A. TWIFORD IRT
                                            ------------------------------------
                                            By: /S/ DAVID A. TWIFORD
                                               ---------------------------------


WITNESSES:


 /S/ PEGGY TACKER
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Name

  8363 WESTFAIR GERMANDTOWN, TN 38139
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Street Address, City and State



 /S/ JACK ERB
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Name

 1525 W. MASSEY MEMPHIS, TN 38120
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Street Address, City and State